Exhibit 99.6

SCHEDULE B

Kopernik Global Investors effected the following open market buy transactions (except as otherwise noted) in the Common Shares in the last 60 days:

Date	No. of Shares	Price/Share (US$)
2/18/2026	1,347,632	$1.2200
2/19/2026	380,773	$1.2631
2/20/2026	2,311,722	$1.2670
2/26/2026	14,927	$1.2700
3/5/2026	614,139	$1.2984
3/6/2026	430,101	$1.2927
3/9/2026	387,075	$1.2732
3/12/2026	33,400	$1.2900
3/17/2026	179,004	$1.2900
3/18/2026	1,559,732	$1.2742
3/18/2026	83,719	$1.2593
3/19/2026	3,301,941	$1.2334
3/20/2026	1,166,845	$1.2286
3/31/2026	538,647 (Sale)	$1.3495